                                                                 Exhibit 6

                                              DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this 15th day of November, 1996 by and between Insight Premier Funds (the "Trust") and Insight Brokerage Services, Inc. (the "Distributor"), a corporation organized under the laws of the Commonwealth of Massachusetts, having its principal place of business at 20 William Street, Wellesley Hills, Massachusetts 02181.

         WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940 (the "1940 Act") and intends to offer shares of beneficial interest (such shares of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Trust identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission ("SEC") pursuant to the Trust's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Trust desires to retain the Distributor as distributor for the Trust to provide for the sale and distribution of the Shares of the Funds identified on Schedule A, and for such additional classes or series as the Trust may issue, and the Distributor is prepared to provide such services commencing on November 15, 1996.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  Service as Distributor

1.1 The Distributor will act on behalf of the Trust for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933 (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that the Distributor may in the future be the distributor of the shares of several investment companies or series (collectively, the "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that the Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

1.3 The Distributor shall, at its own expense, finance appropriate agreed upon activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, compensation of underwriters, dealers and sales personnel and the printing and mailing of prospectuses to other than current shareholders.

1.4 All activities by the Distributor and its agents and employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or the National Association of Securities Dealers, Inc.

1.5 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Trust.

1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, the Distributor or the officers of the Trust may decline to accept any orders for, or make any sales of, the Shares until such time as the Distributor or those officers deem it advisable to accept such orders and to make such sales.

1.7 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Trust and the Shares as the Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent.

1.9 The Trust represents to the Distributor that all Registration Statements and prospectuses filed by the Trust with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of said Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Trust filed with the SEC and any amendments or supplements thereto at any time filed with said Commission. The Trust represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. The Trust shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.10 The Trust authorizes the Distributor and dealers to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any legal fees incurred in connection therewith) which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

         (a) any untrue statement, or alleged untrue statement, of a material fact contained in the Trust's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or

         (b) any omission, or alleged omission, to state a material fact required to be stated in the Trust's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Trust by the Distributor or its affiliated persons for use in the Trust's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

         The Distributor, its officers, directors, and employees, and any such controlling person, as aforesaid, shall notify the Trust of any action brought against the Distributor, its officers, directors or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Wellesley Hills, Massachusetts and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and the Distributor, the Trust will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Trust's indemnification agreement contained in this paragraph
         1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any Shares.

1.11 The Distributor agrees to indemnify and hold harmless the Trust, its several officers and trustees and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any reasonable legal fees incurred in connection therewith) which the Trust, its officers, trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Registration Statement, prospectus, statement of additional information or sales literature (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by the Distributor or its affiliated persons (as defined in the 1940 Act).

         The Trust, its officers and trustees, and any such controlling person, as aforesaid, shall notify the Distributor of any action brought against the Trust, its officers and trustees or any such controlling person, such notification to be given by letter or by telegram addressed to the Distributor at its principal office in Wellesley Hills, Massachusetts and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 1.11. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not unreasonably be withheld. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Distributor does not elect to assume the defense of any such suit, or in case the Trust reasonably does not approve of counsel chosen by the Distributor, or in case there is a conflict of interest between the Trust and the Distributor, the Distributor will reimburse the Trust, its officers and trustees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust or them. The Distributor's indemnification agreement contained in this paragraph 1.11 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and trustees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of its several officers and trustees, and their respective estates, and to the benefit of the controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers, directors or employees in connection with the issue and sale of any Shares.

1.12 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of said Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Registration Statement, Declaration of Trust, or bylaws.

1.13 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any  request  by the  SEC  for  amendments  to the  Registration
         Statement, prospectus or statement of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (d) of all  actions of the SEC with  respect to any  amendments  to any
         Registration   Statement,   prospectus   or  statement  of   additional
         information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

1.14 The Distributor may enter into selling agreements with selected dealers or other institutions with respect to the offering of the Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the dealer or such other institution to the Funds' transfer agent and (b) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the dealer or such other institution, in which case the dealer or such other institution will be responsible for any loss suffered by any Fund or the Distributor resulting from such cancellation. The Distributor may also act as disclosed agent for a Fund and sell Shares of that Fund to individual investors, such transactions to be specifically approved by any officer of that Fund. The Distributor shall enter into selling agreements only with organizations that are either members in good standing of the National Association of Securities Dealers, Inc. or financial institutions that are not required to be such members. All selling agreements shall be in such form as is approved by the President of the Fund.

2.       Term

         This Agreement shall become effective on November 15, 1996 and, unless sooner terminated as provided herein, shall continue until June 30, 1998 and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by
         (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Trust without penalty, on at least sixty days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940
         Act).

3.       Limitation of Liability

         The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Distributor against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of such obligations and duties or by reason of its reckless disregard thereof; provided, however, that as to any matter disposed of by a compromise payment by the Distributor, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that the Distributor did not engage in willful misfeasance, bad faith or gross negligence or reckless disregard of the performance of its obligations and duties (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Board of Trustees; or (iii) by a majority of the Board of Trustees who are neither interested persons of the Trust (as defined in the 1940 Act) nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry).

4.       Notices

         All notices and other communications (collectively referred to as a "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Distributor at its address, 20 William Street, Suite 310, P.O. Box 9135, Wellesley Hills, Massachusetts 02181;
         (b) if to the Trust, at its principal place of business or (c) if to neither of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.

5.       Further Actions

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

6.       Amendments

         This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

7.       Governing State Law

         This  Agreement  shall  be  governed  by and its  provisions  shall  be
         construed  in  accordance   with  the  laws  of  the   Commonwealth  of
         Massachusetts.

8.       Matters Relating to the Trust as a Massachusetts Business Trust

         The names "Insight Premier Funds" and "Trustees of Insight Premier Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated September 13, 1996 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Insight Premier Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with a Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust. No Fund shall be responsible for the obligations of any other Fund hereunder.

9.       Miscellaneous

         This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                            INSIGHT PREMIER FUNDS


                                            By:/s/ Eric Godes

                                            Title:Vice President and Secretary



                                            INSIGHT BROKERAGE SERVICES, INC.


                                            By:/s/ Eric M. Kobren

                                            Title:President

Page 151
                                                    SCHEDULE A
                                           to the Distribution Agreement
                                         between Insight Premier Funds and
                                         Insight Brokerage Services, Inc.



Name of Series

Insight Growth Fund
Insight Moderate Growth Fund
Insight Conservative Allocation Fund